Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  As independent public accountants, we hereby consent to the use of our report dated March 29, 2003, except for Note 13, as to which the date is June 26, 2003 and to all references to our Firm included in or made a part of this registration statement.


                                               Schuhalter, Coughlin & Suozzo, PC

Raritan, New Jersey
August 4, 2003